UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 16, 2017

TIPTREE INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-33549	38-3754322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Third Avenue, 21st Floor New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 446-1400
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 16, 2017, Tiptree Operating Company, LLC (“Tiptree”), the operating subsidiary of Tiptree Inc. (the "Registrant"), entered into a Purchase Agreement (the “Purchase Agreement”) with Mainstreet Health Investments Inc. (TSX: HLP-U), a corporation incorporated under the laws of the Province of British Columbia ("Mainstreet") and Mainstreet Health Holdings, LP, a Delaware partnership and indirect wholly-owned subsidiary of Mainstreet (the "Partnership" and together with Mainstreet, the "Buyer Entities").

Pursuant to the Purchase Agreement, the Buyer Entities will acquire from Tiptree, pursuant to the terms of the Purchase Agreement, all of the issued and outstanding membership interests of Tiptree's subsidiary, Care Investment Trust LLC and all of its subsidiaries (“Care”) and two real estate properties held by other subsidiaries of Tiptree (the “Transaction”). At the closing of the Transaction, Mainstreet will issue to Tiptree, as consideration for the Transaction, approximately 16.8 million common shares of Mainstreet and will assume all of the outstanding debt at Care. Following the completion of the Transaction, Tiptree expects to own approximately 34% of Mainstreet’s issued and outstanding common shares. The transaction is expected to be accretive to book value and earnings per share on a GAAP basis.

As a condition to closing of the Transaction, Mainstreet and Tiptree are required to enter into a governance and investor rights agreement whereby Tiptree will have the right to, among other things, nominate one board member to Mainstreet’s Board of Directors as well as customary Canadian demand and piggyback registrations rights and Tiptree will, among other things, be subject to customary standstill and lock-up restrictions.

Closing of the Transaction is also subject to obtaining normal course regulatory approvals, including, with respect to Mainstreet, Toronto Stock Exchange approval, Mainstreet shareholder approval and other customary closing conditions.

The parties have made customary representations and warranties and covenants to each other in the Purchase Agreement. The parties have also agreed to mutually indemnify each other for, among other things, breaches of representations and warranties and covenants, subject to certain limitations set forth in the Purchase Agreement.

The Purchase Agreement contains certain termination rights for Tiptree and the Buyer Entities, including but not limited to, the election of either Tiptree or the Buyer Entities to terminate the Purchase Agreement if the Transaction fails to close on or before June 30, 2018.

The representations and warranties of Tiptree contained in the Purchase Agreement have been made solely for the benefit of the Buyer Entities. In addition, such representations and warranties (i) have been made only for purposes of the Purchase Agreement, (ii) have been qualified by confidential disclosures made to the Buyer Entities in connection with the Purchase Agreement, (iii) are subject to materiality qualifications contained in the Purchase Agreement which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (v) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Purchase Agreement will be filed only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding Care or its business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of Care or any of its affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Care that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Registrant has filed and may file with the Securities and Exchange Commission ("SEC").

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the text of the Purchase Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Forward-Looking Statements

Certain statements herein are “forward-looking statements”. Such forward-looking statements reflect the Registrant’s current expectations or beliefs concerning future events and actual events may differ materially from historical results or current expectations. Any such forward-looking statements are subject to various risks and uncertainties, including uncertainties as to the timing of the Transaction, the possibility that various closing conditions for the Transaction may not be satisfied or waived, the parties’ ability to consummate the Transaction on the contemplated timeline, and other factors which are set forth in the Registrant’s most recent Form 10-K filed with the SEC on March 13, 2017 and in all filings with the SEC made by the Registrant subsequent to the filing of that Form 10-K. the Registrant does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

Item 7.01	Regulation FD

On November 17, 2017, Mainstreet issued a press release announcing the Transaction. The press release is furnished as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Upon closing of the Transaction, along with our recent sale of our subordinated notes in Telos CLO 2014-6, Ltd. and sale of our 62% interest in Siena Capital Finance LLC, we will have reduced our debt and CLO debt on our balance sheet by a total of approximately $790 million.

The information in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(d) List of Exhibits:

10.1	Purchase Agreement, dated as of November 16, 2017, by and among Mainstreet Health Investments Inc., Mainstreet Health Holdings, LP and Tiptree Operating Company, LLC
99.1	Mainstreet press release, dated November 17, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIPTREE INC.

Date:	November 17, 2017	By:	/s/ Jonathan Ilany
Name: Jonathan Ilany
Title: Chief Executive Officer